UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2022, Exela Intermediate LLC (the “Company”) and Exela Intermediate Holdings, LLC (“Holdings”), subsidiaries of the registrant, entered into that certain Revolving Loan Exchange and Prepayment Agreement (the “Exchange and Prepayment Agreement”) with and certain financial institutions (the “Revolving Lenders”) as revolving lenders under that certain First Lien Credit Agreement dated as of July 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Holdings, the Company, as Borrower, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

Pursuant to the Exchange and Prepayment Agreement, the Company and the Revolving Lenders agreed to exchange any and all of the aggregate principal amount of the revolving facility loans (including, for the avoidance of doubt, obligations in respect of all letters of credit) outstanding under the Credit Agreement (the “Revolving Loans”) for (i) $50.0 million in cash and (ii) $50.0 million of the Company’s 11.500% First-Priority Senior Secured Notes due 2026 to be issued pursuant to the Indenture dated as of December 9, 2021 between the Company and Exela Finance Inc., as issuers, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, subject in each case to applicable proration and other terms set forth in the Exchange and Prepayment Agreement (such exchange, the “Exchange”).

Upon the closing of the Exchange, all Revolving Loans (and respective revolving facility commitments) shall be cancelled and the Company’s obligation to pay any amounts due under such Revolving Loans (including on their scheduled maturity date, July 12, 2022) shall be terminated and any accrued and unpaid interest and fees on such Revolving Loans shall be paid at closing.

The consummation of the Exchange is subject to customary closing conditions, including that the closing shall occur no later than March 28, 2022.

The description of the Exchange and Prepayment Agreement is qualified in its entirety by reference to the text of the document that will be filed with the next periodic report of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
	Name:	Erik Mengwall
	Title:	Secretary

Date: March 7, 2022